Exhibit 10.1

ShengdaTech, Inc.

$130,000,000

6.5% Senior Convertible Notes due 2015

PURCHASE AGREEMENT

December 9, 2010

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036
(as Representative of the Initial Purchasers)

Ladies & Gentlemen:

ShengdaTech, Inc., a Nevada corporation (the “Company”), proposes to issue and sell to Morgan Stanley & Co. Incorporated and the other initial purchasers named on Schedule I to this Agreement (the “Initial Purchasers”), for whom Morgan Stanley & Co. Incorporated is acting as Representative (the “Representative”), $130,000,000 in aggregate principal amount of 6.5% Senior Convertible Notes due 2015 (the “Notes”), subject to the terms and conditions set forth herein.

1.           The Transaction.  Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Initial Purchasers, severally and not jointly, the Notes which are convertible into the common stock, $0.00001 par value per share, of the Company (the “Common Stock”).  The Notes are to be issued under an Indenture between the Company and The Bank of New York Mellon, as trustee (the “Trustee”) (the “Indenture”).

The amount of the Notes to be purchased by each of the several Initial Purchasers are set forth opposite their names on Schedule I hereto.

In connection with the sale of the Notes, the Company has prepared a preliminary offering memorandum, dated December 9, 2010 (the “Preliminary Offering Memorandum”), and has prepared a final offering memorandum, dated the date hereof (the “Offering Memorandum”), each setting forth information regarding the Company, the subsidiaries listed on Schedule II hereto (the “Subsidiaries”), the Notes, the terms of the Offering and the transactions contemplated by the Transaction Documents (as defined below).  Any references herein to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to include, in each case, all amendments and supplements thereto and any information and/or documents incorporated by reference therein.  The Company hereby confirms that it has authorized the use of the Disclosure Package (as defined below) and the Offering Memorandum in connection with the offering and resale of the Notes by the Initial Purchasers.

The Company understands that the Initial Purchasers propose to make an offering of the Notes (the “Exempt Resales”) only on the terms and in the manner set forth in the Disclosure Package and the Offering Memorandum, as amended or supplemented, and the terms hereof as soon as the Initial Purchasers deem advisable after this Agreement has been executed and delivered, solely to persons whom the Initial Purchasers reasonably believe to be “qualified institutional buyers” (each, a “QIB”) as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), as such rule may be amended from time to time (“Rule 144A”) in transactions under Rule 144A.  The Initial Purchasers will offer the Notes to such QIBs initially at a price equal to 100% of the principal amount thereof.  Such price may be changed by the Initial Purchasers at any time without notice.

The Notes are convertible in accordance with their terms and the terms of the Indenture into Common Stock (except for any cash in lieu of fractional shares) at an initial conversion rate of 164.6904 shares of Common Stock per $1,000 principal amount of Notes.

This Agreement, the Notes and the Indenture are hereinafter referred to collectively as the “Transaction Documents.”

Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Disclosure Package, and if not defined therein, in the Indenture.

2.           Representations and Warranties of the Company.  The Company represents and warrants to, and agree with, each of the Initial Purchasers that:

(a)           (i) The Preliminary Offering Memorandum as of its date did not, (ii) the Preliminary Offering Memorandum, as supplemented by the information listed in Schedule III hereto (the “Pricing Supplement”) (the Preliminary Offering Memorandum and the Pricing Supplement taken together, the “Disclosure Package”), as of the Applicable Time (as defined below) does not, (iii) the Offering Memorandum as of its date does not, and as of the Closing Date will not, and (iv) any supplement or amendment to any of the documents referenced in clauses (i) through (iii) above does not and will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Notwithstanding the foregoing, the representations and warranties contained in this paragraph shall not apply to statements in or omissions from the Preliminary Offering Memorandum or the Offering Memorandum (or any supplement or amendment thereto, including the Pricing Supplement) made in reliance upon and in conformity with Initial Purchaser Information (as such term is defined in Section 11 hereof).  For purposes of this Agreement, the “Applicable Time” means time of first sale on the date of this Agreement.

(b)           The Disclosure Package and the Offering Memorandum have been or will be prepared by the Company for use by the Initial Purchasers in connection with the offering of the Notes.

(c)           The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Disclosure Package and the Offering Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole, (any such effect being a “Material Adverse Effect”).  All constitutive documents of the Company comply with the requirements of applicable laws of the jurisdiction of its incorporation and are in full force and effect.

(d)           Each of the Company’s Subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Disclosure Package and the Offering Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.  The Company has no subsidiaries or controlled affiliates other than the Subsidiaries.  All of the equity interests in each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly through Subsidiaries by the Company, free and clear of all liens, encumbrances, equities or claims.

(e)           The Notes have been duly and validly authorized by the Company for issuance and sale to the Initial Purchasers pursuant to this Agreement and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and when delivered to and paid for by the Initial Purchasers in accordance with the terms hereof and thereof, will be duly and validly executed, issued and delivered and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (ii) general principles of equity.  The Notes will conform in all material respects to the descriptions thereof in the Disclosure Package and the Offering Memorandum.  On the Closing Date, the Notes will be in the form contemplated by the Indenture.

(f)           The Indenture has been duly and validly authorized by the Company and, when duly executed and delivered by the Company (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (ii) general principles of equity.  The Indenture conforms in all material respects to the description thereof in the Disclosure Package and the Offering Memorandum.  On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

(g)           This Agreement has been duly and validly authorized, executed and delivered by the Company.

(h)           The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its Subsidiaries that is material to the Company and its Subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under the Transaction Documents, the distribution of the Preliminary Offering Memorandum and the Offering Memorandum or the consummation of the transactions contemplated by the Transaction Documents, except such as may be required by the securities or blue sky laws of the various states in connection with the offer and sale of the Notes.

(i)           None of (i) the execution, delivery and performance by the Company of this Agreement and consummation of the transactions contemplated by the Transaction Documents, and (ii) the issuance and sale of the Notes will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any Subsidiary pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which either the Company or any Subsidiary or any of their properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any Subsidiary or violate any provision of the charter or by-laws of the Company or any  Subsidiary, except for such consents or waivers which have already been obtained and are in full force and effect.

(j)           The Company has authorized and outstanding capital stock as set forth under the caption “Capitalization” in the Disclosure Package and the Offering Memorandum.  All of the issued and outstanding shares of Common Stock of the Company have been duly and validly issued and are fully paid and nonassessable.  There are no statutory preemptive or other similar rights to subscribe for or to purchase or acquire any shares of Common Stock of the Company or any of the Subsidiaries or any such rights pursuant to its charter or by-laws or any agreement or instrument to or by which the Company or any of the Subsidiaries is a party or bound.  Except as disclosed in the Disclosure Package and the Offering Memorandum, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any share of the Common Stock of the Company or any of the Subsidiaries or any security convertible into, or exercisable or exchangeable for, such stock.

(k)           There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Subsidiaries, taken as a whole, from that set forth in the Disclosure Package and the Offering Memorandum.

(l)           The Company does not have any current plans to undertake any acquisition that would require disclosure under Rule 3-05 of Regulation S-X or any other material acquisition.  The Company has not entered into any memorandum of understanding, letter of intent, agreement or commitment relating to any potential acquisition.

(m)           There are no legal or governmental proceedings pending or threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its Subsidiaries is subject, which would have a Material Adverse Effect, or would materially adversely affect the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Disclosure Package and the Offering Memorandum.

(n)           The Company is not, and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Disclosure Package and the Offering Memorandum, will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(o)           The relevant subsidiaries of the Company which were incorporated outside the United States, are not expected to be “passive foreign investment companies” within the meaning of Section 1297 of the United States Internal Revenue Code of 1986 for the current taxable year and any foreseeable future taxable years.

(p)           Neither the Company nor any of the Subsidiaries is in breach or violation of any provision of applicable law or its respective constitutive documents, or in default under, nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under any agreement or other instrument binding upon the Company or any of the Subsidiaries that is material to the Company and the Subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of the Subsidiaries.

(q)           The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, United States federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

(r)           There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would have a Material Adverse Effect.  The Company is not responsible for any costs or liabilities (including, without limitation, any expenditures required for clean-up, land reclamation or compliance with Environmental Laws) with respect to Shandong Bangsheng Chemical Co., Ltd.

(s)           There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company.

(t)           Neither the Company nor any of its Subsidiaries or affiliates, nor any director, officer or employee, nor, to the Company’s best knowledge, any agent or representative of the Company or of any of its Subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its Subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(u)           The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(v)       (i)  The Company represents that neither the Company nor any of its Subsidiaries (collectively, the “Entity”), nor any director, officer or employee, nor, to the Company’s best knowledge, any agent, affiliate or representative of the Company or of any of its Subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A)           the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B)           located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).

(ii)  The Entity represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)  to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)  in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)  The Entity represents and covenants that for the past five years, it has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(w)          Subsequent to the respective dates as of which information is given in each of the Preliminary Offering Memorandum, the Disclosure Package and the Offering Memorandum, (i) the Company and its Subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its Subsidiaries.

(x)           The Company and its Subsidiaries have good and valid title to all real property and good and valid title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Disclosure Package and the Offering Memorandum or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries, in each case except as described in the Disclosure Package and the Offering Memorandum.

(y)           The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its Subsidiaries has received any written notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(z)           Each of the Company and the Subsidiaries has full power, authority and legal right to enter into, execute, assume, deliver and perform its obligations under each of the contracts and agreements referred to or described in the Disclosure Package and the Offering Memorandum to which it is a party (the “Disclosed Contracts”), and has authorized, executed and delivered each of the Disclosed Contracts, and, assuming due authorization, execution and delivery by the other parties thereto, the Disclosed Contracts constitute valid, legal and binding obligations of the Company or such Subsidiary, enforceable against it in accordance with the terms thereof, subject, in each case as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. Neither the Company nor any of the Subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the Disclosed Contracts, and no such termination or non-renewal has been threatened by the Company or any of the Subsidiaries or, to the best knowledge of the Company after due inquiry, any other party to any such contract or agreement.

(aa)         No material labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a Material Adverse Effect.

(bb)        The Company and each of its Subsidiaries are insured by insurers against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(cc)         The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(dd)         Each of the Company and its Subsidiaries has filed all U.S. federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries which has had (nor does the Company nor any of its Subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its Subsidiaries and which could reasonably be expected to have) a Material Adverse Effect. All local and national governmental tax holidays, exemptions, waivers, financial subsidies, and other local and national tax relief, concessions and preferential treatment enjoyed by the Company or any of the Subsidiaries in the People’s Republic of China (the “PRC”) as described in the Disclosure Package and the Offering Memorandum are valid, binding and enforceable and do not violate any laws, regulations, rules, orders, decrees, guidelines, judicial interpretations, notices or other legislation of the PRC.

(ee)          Except as described in the Disclosure Package and the Offering Memorandum, no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.

(ff)           KPMG and Hansen, Barnett & Maxwell, P.C., whose reports on the consolidated financial statements of the Company and the Subsidiaries are included in the Disclosure Package and the Offering Memorandum, are independent registered public accountants as required by the Securities Act and by the rules of the Public Company Accounting Oversight Board.

(gg)         The financial statements, together with the related notes and schedules thereto, included in the Disclosure Package and the Offering Memorandum present fairly the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in shareholders’ equity of the Company for the periods specified and have been prepared in compliance as to form in all material respects with the applicable accounting requirements of the Securities Act and the related rules and regulations adopted by the Commission and in conformity with United States GAAP applied on a consistent basis during the periods involved; the other financial and statistical data contained in the Disclosure Package and the Offering Memorandum are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; and the Company and the Subsidiaries do not have any material outstanding guarantees, liabilities or obligations, direct or contingent (including any off-balance sheet obligations) not described in the Disclosure Package and the Offering Memorandum.

(hh)         The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Disclosure Package and the Offering Memorandum accurately and fully describes (i) accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments, (ii) judgments and uncertainties affecting the application of critical accounting policies and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof. The Company’s directors and management have reviewed and agreed with the selection, application and disclosure of the Company’s critical accounting policies as described in the Disclosure Package and the Offering Memorandum and have consulted with its independent accountants with regards to such disclosure.

(ii)           The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Securities Exchange Act of 1934, as amended (together with the rules and regulations of the Securities & Exchange Commission (the “Commission”) promulgated thereunder, the “Exchange Act”)), which: (i) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within the Company, particularly during the periods in which the periodic reports required under the Exchange Act are required to be prepared; (ii) provide for the periodic evaluation of the effectiveness of such disclosure controls and procedures at the end of the periods in which the periodic reports are required to be prepared; and (iii) are effective in all material respects to perform the functions for which they were established.

(jj)           Except as described in the Disclosure Package and the Offering Memorandum, based on the evaluation of its disclosure controls and procedures, the Company is not aware of (i) any material weakness or significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls; (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current fiscal year or prior fiscal years; or (iii) any fraud that involves management or other employees of the Company who have a role in the Company’s internal controls.  Since the end of the Company’s most recent audited fiscal year, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(kk)          There is and has been no material failure on the part of the Company or, to the best of its knowledge, any of the Company’s directors or officers, in their capacities as such, to comply with any provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications, and with the corporate governance requirements under applicable NASDAQ regulations.  The Company has implemented internal audit policies and procedures that are effective to ensure compliance with the Sarbanes-Oxley Act or the corporate governance rules of NASDAQ in all material respects.

(ll)           None of the Auditors has been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

(mm)       Except as described in the Disclosure Package and the Offering Memorandum, there are no off-balance sheet arrangements (as defined in Item 303 of Regulation S-K) that have or are reasonably likely to have a Material Adverse Effect.

(nn)         The Disclosure Package and the Offering Memorandum fairly and accurately describe all material trends, demands, commitments and events known to the Company, and uncertainties, and the potential effects thereof, that the Company believes would be materially affect its liquidity and are reasonably likely to occur.

(oo)         Each of the Company and its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(pp)         There are no material relationships or transactions between the Company or any of the Subsidiaries and their respective 10% or greater shareholders, affiliates, directors or officers or any affiliates or members of the immediate families of such persons that are not disclosed in the Disclosure Package and the Offering Memorandum.

(qq)         The Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(rr)           Any third-party statistical and market-related data included the Disclosure Package and the Offering Memorandum are based on or derived from sources that the Company believes to be reliable and accurate.

(ss)          Each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Disclosure Package and the Offering Memorandum, has been made or reaffirmed with a reasonable basis and in good faith.

(tt)           The statements in the Disclosure Package and the Offering Memorandum under the headings “Risk Factors” and “Taxation” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate, complete and fair summaries of such matters described therein in all material respects.

(uu)         The shares of the Common Stock have been duly authorized for listing on the NASDAQ Global Select Market.

(vv)         The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the listing of the Common Stock on the NASDAQ Global Select Market, nor has the Company received any written notification that the Commission or the NASDAQ Global Select Market is contemplating terminating such registration or listing.

(ww)        There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Initial Purchaser for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(xx)           Neither the Company nor any of the Subsidiaries nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes or the Common Stock issuable upon conversion thereof.

(yy)          No transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable in the PRC, the British Virgin Islands or the State of Nevada by or on behalf of the Initial Purchasers to any PRC, British Virgin Islands or the State of Nevada taxing authority in connection with (i) the issuance, sale and delivery of the Notes by the Company, (ii) the purchase from the Company of the Notes by the Initial Purchasers, (C) the execution and delivery of this Agreement.

(zz)           Each of the Company and its Subsidiaries has taken all necessary steps to comply with, and to ensure compliance by all of the Company’s direct or indirect shareholders and option holders who are PRC residents with any applicable rules and regulations of the State Administration of Foreign Exchange of the PRC (the “SAFE Rules and Regulations”), including, without limitation, requiring each shareholder and option holder that is, or is directly or indirectly owned or controlled by, a PRC resident to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

(aaa)        The Company is aware of, and has been advised as to, the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated on August 8, 2006 by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration of Taxation, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange of the PRC (the “M&A Rules”), in particular the relevant provisions thereof that purport to require offshore special purpose vehicles controlled directly or indirectly by PRC-incorporated companies or PRC residents and established for the purpose of obtaining a stock exchange listing outside of the PRC to obtain the approval of the CSRC prior to the listing and trading of their securities on any stock exchange located outside of the PRC. The Company has received legal advice specifically with respect to the M&A Rules from its PRC counsel and the Company understands such legal advice. In addition, the Company has communicated such legal advice in full to each of its directors and each such director has confirmed that he or she understands such legal advice.

(bbb)       The issuance and sale of the Notes and the consummation of the transactions contemplated by this Agreement, the Disclosure Package and the Offering Memorandum are not and will not be, as of the date hereof and on the Closing Date, affected by the M&A Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules, including the guidance and notices issued by the CSRC on September 8 and September 21, 2006 (together with the M&A Rules, the “M&A Rules and Related Clarifications”).

(ccc)        The M&A Rules and Related Clarifications do not require the Company to obtain the approval of the CSRC prior to the issuance and sale of the Notes, or the consummation of the transactions contemplated by this Agreement, the Disclosure Package and the Offering Memorandum.

(ddd)       The statements set forth in the Disclosure Package and the Offering Memorandum under the heading “Risk Factors—Risks Related to This Offering—If the China Securities Regulatory Commission, or CSRC, or another PRC regulatory agency determines that its approval was required in connection with this offering, we may become subject to penalties.” are fair and accurate summaries of the matters described therein, and nothing has been omitted from such summaries that would make them misleading in any material respect.

(eee)        The Disclosure Package and the Offering Memorandum and any preliminary offering memorandum comply, and any amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Disclosure Package, the Offering Memorandum or any preliminary offering memorandum, as amended or supplemented, if applicable, are distributed.

(fff)          The choice of the laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the State of Nevada, the British Virgin Islands and the PRC and will be honored by courts in the State of Nevada, the British Virgin Islands and the PRC. The Company has the power to submit, and pursuant to Section 19 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York Court (as defined in Section 19), and the Company has the power to designate, appoint and authorize, and pursuant to Section 19 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and authorized, the Authorized Agent (as defined in Section 19 hereof) for service of process, in each case, in any action arising out of or relating to this Agreement or the transactions contemplated hereby, and service of process effected on such Authorized Agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 19 hereof.

(ggg)       None of the Company, any of the Subsidiaries or any of their respective properties, assets or revenues has any right of immunity, under the laws of the State of Nevada, the British Virgin Islands, the PRC or the State of New York, from any legal action, suit or proceeding, the giving of any relief in any such legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any the State of Nevada, the British Virgin Islands, PRC, New York or United States federal court, service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement; and, to the extent that the Company, any of the Subsidiaries or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and the Subsidiaries waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 19 of this Agreement.

(hhh)       Except as described in the Disclosure Package and the Offering Memorandum, any final judgment for a fixed sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement would be recognized and enforced by (A) the State of Nevada courts without re-examining the merits of the case under the common law doctrine of obligation; and (B) PRC courts, subject to compliance with relevant civil procedural requirements under the PRC Civil Procedures Law. It is not necessary that this Agreement, the Disclosure Package, the Offering Memorandum or any other document be filed or recorded with any court or other authority in the State of Nevada, the British Virgin Islands or the PRC.

(iii)          The Notes are eligible for resale pursuant to Rule 144A and will not be, at Closing Time, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated interdealer quotation system.

(jjj)           None of the Company or any Subsidiary or any of their respective affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) or representatives directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any “security” (as defined in the Securities Act) which is or could be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the Notes or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offer and sale of the Notes or in connection with Exempt Resales of the Notes, or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.  Assuming the accuracy of the Initial Purchasers’ representations and warranties set forth in Section 3 hereof, neither (i) the offer and sale of the Notes to the Initial Purchasers in the manner contemplated by this Agreement, the Disclosure Package and the Offering Memorandum nor (ii) the Exempt Resales require registration under the Securities Act. The Indenture does not require qualification under the Trust Indenture Act.  No securities of the same class as the Notes have been issued and sold by the Company or any Subsidiary within the six-month period immediately prior to the date hereof.

(kkk)        Neither of the Company nor any of its Subsidiaries has any material obligation to provide union, medical, health, disability, housing, welfare, retirement, death or other employee benefits to any of the present or past employees of the Company or any of its Subsidiaries, or to any other person and each of the Company and its Subsidiaries has complied in all material respects with all employment, labor and similar laws applicable to it and has made all such union and welfare contributions for its employees as required by law.

(lll)           Each director and executive officer of the Company and each stockholder of the Company listed on Schedule IV hereto has delivered to the Initial Purchasers his enforceable written lock-up agreement in the form attached to this Agreement as Exhibit A hereto (“Lock-Up Agreement”).

(mmm)     Upon the Issuance and delivery of the Notes in accordance with this Agreement and the Indenture, the Notes will be convertible at the option of the holder thereof into shares of the Common Stock in accordance with the terms of the Notes and the Indenture; the Common Stock issuable upon conversion of the Notes have been duly authorized and reserved and, when issued upon conversion of the Notes, will be validly issued, fully paid and non-assessable; and the issuance of the Common Stock will not be subject to any preemptive or similar rights.

(nnn)       Neither the Company nor any of the Company’s Subsidiaries has distributed or, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Notes, will distribute any material in connection with the offering and sale of the Notes other than the Disclosure Package or the Offering Memorandum.

Any certificate signed by or on behalf of the Company and delivered to the Initial Purchasers shall be deemed to be a representation and warranty by the Company to the Initial Purchasers as to the matters covered thereby.

The Company acknowledges that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 10 hereof, counsel for the Company and counsel for the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations and hereby consent to such reliance.

3.           Representations and Warranties of the Initial Purchasers.  Each Initial Purchaser, severally and not jointly, represents, warrants and covenants to the Company and agrees that:

(a)           Such Initial Purchaser is a QIB and an accredited investor within the meanings of Rule 501(a) of the Securities Act, with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Notes.

(b)           (i) It will not solicit offers for, or offer or sell, such Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (ii) it will solicit offers for such Notes only from, and will offer such Notes only to, persons that it reasonably believes to be QIBs.  In purchasing such Notes, the QIBs are deemed to have represented and agreed as provided in the Offering Memorandum under the caption “Transfer Restrictions.”

4.           Purchase, Sale and Delivery.  On the basis of the representations, warranties, covenants and agreements contained in this Agreement, and subject to its terms and conditions:

(a)           The Company agrees to issue and sell to the several Initial Purchasers, and each of the Initial Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of 95.0% of the principal amount thereof (the “Initial Price”), the aggregate amount of the Notes.

(b)           Payment of the purchase price for, and delivery of, the Notes shall be made to the Company at 10:00 a.m., New York City time, on the third business day following the date of this Agreement or at such time on such other date, not later than ten (10) business days after the date of this Agreement, as shall be agreed upon by the Company and the Representative (such time and date of delivery and payment are called the "Closing Date”).

(c)           Payment for the Notes shall be made to the Company in Federal or other funds immediately available in New York City (same day), against delivery of the Notes to the Representative for the respective accounts of the Initial Purchasers.

(d)           On the Closing Date, the Company will deliver to the Initial Purchasers, in such denomination or denominations and registered in such name or names as the Representative requests upon notice to the Company at least 24 hours prior to such Closing Date, one or more Notes in definitive form, registered in such names and in such denominations as the Initial Purchasers shall request, having an aggregate amount corresponding to the aggregate principal amount of the Notes sold pursuant to Exempt Resales to QIBs (the “Definitive Notes”) against payment of the purchase price therefor by wire transfer of same-day funds to the account of the Company, previously designated by it in writing.  The Definitive Notes shall be made available to the Initial Purchasers for inspection not later than 5:00 p.m., New York City time, on the business day immediately preceding the Closing Date.

5.           Offering by Initial Purchasers.  The Initial Purchasers propose to make an offering of the Notes at the price and upon the terms set forth in the Offering Memorandum as soon as practicable after this Agreement is entered into and as, in the judgment of the Initial Purchasers, is advisable.

6.           Agreements of the Company.  The Company covenants and agrees with the Initial Purchasers that:

(a)           The Company shall advise the Initial Purchasers promptly and, if requested by the Representative, confirm such advice in writing, (i) of the issuance by any state securities commission or other regulatory authority of any stop order or order suspending the qualification or exemption from qualification of any Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority and (ii) of the happening of any event that makes any statement of a material fact made in the Disclosure Package or the Offering Memorandum untrue or that requires the making of any additions to or changes in the Disclosure Package or the Offering Memorandum in order to make the Disclosure Package or the Offering Memorandum not misleading in the light of the circumstances existing at the time it is delivered to a QIB.  The Company shall use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of any Notes under any state securities or blue sky laws and, if at any time any state securities commission or other regulatory authority issues an order suspending the qualification or exemption from qualification of any Notes under any state securities or blue sky laws, the Company shall use its best effort to obtain the withdrawal or lifting of such order at the earliest possible time.

(b)           If the Disclosure Package is being used to solicit offers to buy the Notes at a time when the Offering Memorandum is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Disclosure Package in order to make the statements therein, in the light of the circumstances at the time it is delivered to a QIB, not misleading, or if, in the opinion of counsel for the Initial Purchasers, it is necessary to amend or supplement the Disclosure Package to comply with applicable law, the Company shall prepare and furnish, at its own expense, to the Initial Purchasers and to any dealer upon request, either amendments or supplements to the Disclosure Package so that the statements in the Disclosure Package as so amended or supplemented will not, in the light of the circumstances at the time it is delivered to a QIB, be misleading or so that the Disclosure Package, as amended or supplemented, will comply with applicable law.

(c)           The Company shall, without charge, provide to the Initial Purchasers and to counsel for the Initial Purchasers, and to those persons identified by the Initial Purchasers to the Company as many copies of the Preliminary Offering Memorandum, the Disclosure Package and the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request.  The Company consents to the use of the Preliminary Offering Memorandum, the Disclosure Package and the Offering Memorandum, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchasers in connection with Exempt Resales.

(d)           The Company will not amend or supplement the Preliminary Offering Memorandum or the Offering Memorandum or any other document used in connection with the offer and sale of the Notes or any amendment or supplement thereto during such period as, in the opinion of counsel for the Initial Purchasers, the Preliminary Offering Memorandum or the Offering Memorandum is required by law to be delivered in connection with Exempt Resales and in connection with market-making activities of the Initial Purchasers for so long as any Notes are outstanding unless the Initial Purchasers shall previously have been advised thereof and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchasers shall have given their consent, which consent shall not be unreasonably withheld.  The Company shall promptly, upon the request of the Initial Purchasers or counsel for the Initial Purchasers, make any amendment or supplement to the Preliminary Offering Memorandum or the Offering Memorandum or any other document used in connection with the offer and sale of the Notes that may be necessary or advisable in connection with such Exempt Resales or such market making activities.

(e)           If, during such period after the date hereof and prior to the date on which all of the Notes shall have been sold by the Initial Purchasers, any event shall occur as a result of which, it is necessary or advisable, in the opinion of counsel for the Initial Purchasers, to amend or supplement the Preliminary Offering Memorandum or the Offering Memorandum or any other document used in connection with the offer and sale of the Notes in order to make such Preliminary Offering Memorandum or Offering Memorandum or such other document not misleading in the light of the circumstances existing at the time it is delivered to a QIB, or if for any other reason it shall be necessary or advisable to amend or supplement the Preliminary Offering Memorandum or the Offering Memorandum or such other document to comply with applicable laws, rules or regulations, the Company shall (subject to Section 6(d) hereof) forthwith amend or supplement such Preliminary Offering Memorandum or Offering Memorandum or such other document at its own expense so that, as so amended or supplemented, such Preliminary Offering Memorandum or Offering Memorandum or such other document will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading or so that such Preliminary Offering Memorandum or Offering Memorandum or such other document will comply with all applicable laws, rules or regulations; if, during the period referred to in 6(d) above, the Company proposes to file with the Commission an Exchange Act report that is incorporated by reference into the Offering Memorandum, a reasonable time prior to the proposed filing, the Company shall furnishes a copy of such Exchange Act report to the Initial Purchasers for review and comment, and shall not file such document with the Commission until the Initial Purchasers have been afforded the opportunity to review and comment and the Initial Purchasers have not reasonably objected to the filing of such Exchange Act report.

(f)           The Company shall cooperate with the Initial Purchasers and counsel for the Initial Purchasers in connection with the qualification or registration of the Notes for offering and sale under the securities or blue sky laws of such jurisdictions as the Representative may designate and shall continue such qualifications in effect for as long as may be necessary to complete the Exempt Resales; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation where it is not now so qualified or to execute a general consent to service of process in any jurisdiction or to take any other action that would subject it to general service of process or to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject, in each case, other than as to matters and transactions relating to the Preliminary Offering Memorandum, the Offering Memorandum or Exempt Resales.

(g)           The Company shall apply the net proceeds from the sale of the Notes in the manner set forth under “Use of Proceeds” in the Disclosure Package and the Offering Memorandum; and not to invest, or otherwise use the proceeds received by the Company from its sale of the Notes in such a manner (i) as would require any of the Company and its Subsidiaries to register as an investment company under the 1940 Act, or (ii) that would result in the Company being not in compliance with any applicable laws, rules and regulations of the State Administration of Foreign Exchange of the PRC.

(h)           The Company will indemnify and hold harmless the trustee and the Initial Purchasers against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Notes to the Initial Purchasers and on the execution and delivery of this Agreement.  All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges.  In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(i)           The Company shall not voluntarily claim, and shall actively resist any attempts to claim, the benefit of any usury laws against the holders of any Notes.

(j)           The Company shall do and perform all things required or necessary to be done and performed under this Agreement prior to or after the Closing Date and to satisfy all conditions precedent to the delivery of the Notes.

(k)           None of the Company or any of its “affiliates” (as defined in Rule 144 under the Securities Act) will sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Securities Act) that could be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the sale to the Initial Purchasers or the QIBs of the Notes or to take any other action that would result in the Exempt Resales not being exempt from registration under the Securities Act.

(l)            For so long as any of the Notes remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, for the benefit of holders from time to time of Notes, the Company will furnish at its expense, upon request, to any holder or beneficial owner of Notes and prospective purchasers of the Notes, information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to and in compliance with Section 13 or 15(d) of the Exchange Act.

(m)           The Company shall comply with all of the agreements set forth in the representation letters to DTC relating to the approval of the Notes by DTC for “book-entry” transfer.

(n)           The Company shall (i) permit the Notes to be included for quotation on The PORTAL Market and (ii) permit the Notes to be eligible for clearance and settlement through DTC.

(o)           During the period of three years from the Closing Date, the Company shall deliver without charge to the Initial Purchasers (i) as soon as available, copies of each report and other communication (financial or otherwise) of the Company mailed to the Trustee of the holders of the Notes, stockholders or any national securities exchange on which any class of securities of the Company may be listed (including without limitation, press releases) other than materials filed with the Commission and (ii) from time to time such other information concerning the Company and the Subsidiaries as the Initial Purchasers may reasonably request.

(p)           The Company shall make generally available to the Company’s security holders and to the Representative as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(q)           The Company shall not take, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes or the Common Stock issuable upon conversion thereof, or take any action prohibited by Regulation M under the Exchange Act, in connection with the distribution of the Notes contemplated hereby.  The Company will not distribute any (i) preliminary offering memorandum, including, without limitation, the Preliminary Offering Memorandum, (ii) offering memorandum, including, without limitation, the Offering Memorandum or (iii) other offering material in connection with the offering and sale of the Notes.

(r)           For so long as the Notes constitute “restricted” securities within the meaning of Rule 144(a)(3) under the Securities Act, the Company shall not, and shall not permit any Subsidiary to, solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

(s)           During the period of one year from the Closing Date, without the prior written consent of the Initial Purchasers, the Company shall not, and shall not permit any of its “affiliates” (as defined in Rule 144 under the Securities Act) to, resell any of the Notes or Common Stock issuable upon conversion of the Notes that constitute “restricted securities” under Rule 144 that have been reacquired by any of them.

(t)           Prior to the Closing Date, the Company shall not issue any press release or other communications, directly or indirectly, or hold any press conference with respect to the issuance of the Notes, the Company or any of its Subsidiaries, the properties, business, results of operations, condition (financial or otherwise), affairs or prospects of the Company or any of its Subsidiaries, without the prior consent of the Initial Purchasers.  In such instance, the Company shall furnish a copy of any such release or communication to the Initial Purchasers for review and comment a reasonable time prior to its contemplated release.

(u)           None of the Company, its affiliates or any person acting on its or their behalf (other than the Initial Purchasers) will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Notes, and the Company and its affiliates and each person acting on its or their behalf (other than the Initial Purchasers) will comply with the offering restrictions requirement of Regulation S.

(v)           Without the prior consent of the Initial Purchasers, the Company shall not make any offer relating to the Notes using any written communication (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Notes other than the Preliminary Offering Memorandum or the Offering Memorandum (the “Additional Written Offering Communication”); if at any time following issuance of a Additional Written Offering Communication any event occurred or occurs as a result of which such Additional Written Offering Communication would conflict with the information in the Disclosure Package or the Offering Memorandum or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Initial Purchasers and, if requested by the Initial Purchasers, will prepare and furnish without charge to the Initial Purchasers an Additional Written Offering Communication or other document which will correct such conflict, statement or omission.

(w)           The Company, during the time prior to completion of the distribution of Notes by the Initial Purchasers, will file all reports and other documents required to be filed with the Commission pursuant to Sections 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the regulations promulgated thereunder.

(x)           The Company shall reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligations to issue shares of its Common Stock upon conversion of the Notes.

(y)           The Company shall comply with the SAFE Rules and Regulations, and shall use best efforts to cause its directors, officers, option holders and shareholders that are, or that are directly or indirectly owned or controlled by, PRC residents or PRC citizens, to comply with the SAFE Rules and Regulations applicable to them in connection with the Company, including without limitation, requiring each shareholder, option holder, director and officer that is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

(z)           The Company also agrees that, without the prior written consent of the Representative on behalf of the Initial Purchasers, it will not, during the period ending 90 days after the date of the Final Memorandum, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of the Common Stock or any securities convertible into or exercisable or exchangeable for the Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of the Common Stock or any securities convertible into or exercisable or exchangeable for the Common Stock.  The foregoing sentence shall not apply to (a) the sale of the Notes under this Agreement, or (b) the issuance by the Company of any shares of the Common Stock upon the exercise of an option or warrant or the conversion of the Notes or any other security outstanding on the date hereof of which the Initial Purchasers have been advised in writing. Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.  The Company shall promptly notify the Representative of any earnings release, news or event that may give rise to an extension of the initial 90-day restricted period.  The Company also agrees that, without the prior written consent of the Representative on behalf of the Initial Purchasers, it will not, during the period beginning on the date hereof and continuing to and including the Closing Date, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase debt securities of the Company substantially similar to the Notes (other than the sale of the Notes under this Agreement).

7.           Expenses.  Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Auditors in connection with the issuance and sale of the Notes and all other fees or expenses in connection with the preparation of the Preliminary Offering Memorandum, the Disclosure Package, the Offering Memorandum, any Additional Written Offering Communications prepared by or on behalf of, used by, or referred to by the Company and any amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the delivering of copies thereof to the Initial Purchasers, (ii) all costs and expenses related to the transfer and delivery of the Notes to the Initial Purchasers, and resale of the Notes by the Initial Purchasers, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Notes under state securities laws and all expenses in connection with the qualification of the Notes for offer and sale under state securities laws as provided in Section 6(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) any fees charged by rating agencies for the rating of the Notes, (v) the fees and expenses, if any, incurred in connection with the admission of the Notes for trading in PORTAL or any appropriate market system, (vi) the costs and charges of the Trustee including the fees and expenses of its counsel, the paying agent and any transfer agent, registrar or depositary, (vii) the cost of the preparation, issuance and delivery of the Notes, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Notes, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the negotiation, preparation, printing, typing, filing, reproduction, execution and delivery of this Agreement and of the other Transaction Documents, any amendment or supplement to or modification of any of the foregoing and any and all other documents furnished pursuant hereto or thereto or in connection herewith or therewith and with the Exempt Resales; and (x) all other cost and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.  It is understood, however, that except as provided in this Section, Section 9, and Section 13(c), the Initial Purchasers will pay all of their costs and expenses, including, without limitation, fees and disbursements of their counsel, and any advertising expenses connected with any offers they may make.

8.           Indemnification.

(a)           The Company agrees to indemnify and hold harmless each Initial Purchaser, each person, if any, who controls any Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Initial Purchaser within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Disclosure Package, any Additional Written Offering Communication prepared by or on behalf of, used by, or referred to by the Company, or the Offering Memorandum or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use therein.

(b)           Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Initial Purchaser, but only with reference to information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use in the Preliminary Offering Memorandum, the Disclosure Package, any additional written offering communication prepared by or on behalf of, used by or referred to by the Company, or the Offering Memorandum or any amendment or supplement thereto.

(c)           In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representative, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

9.           Contribution.

(a)           To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Notes or (ii) if the allocation provided by clause 9(a)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(a)(i) above but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Notes shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Notes (before deducting expenses) received by the Company and the total discounts and commissions received by the Initial Purchasers bear to the aggregate offering price of the Notes. The relative fault of the Company on the one hand and of the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Initial Purchasers’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective principal amount of Notes they have purchased hereunder, and not joint.

(b)           The Company and the Initial Purchasers agree that it would not be just or equitable if contribution pursuant to Section 9(a) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(a). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(a) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Notes resold by it in the initial placement of such Notes were offered to investors exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in Section 8 and this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

10.          Conditions of Initial Purchasers’ Obligations.  The obligations of the Initial Purchasers to purchase and pay for the Notes, as provided herein, are subject to the following conditions:

(a)           All of the representations and warranties of the Company contained in this Agreement and any certificates delivered pursuant to this Agreement shall be true and correct on the date hereof and on the Closing Date with the same force and effect as if made on and as of the date hereof and the Closing Date, respectively.  The Company shall have complied with all of the agreements, or performed all of its obligations and satisfied all conditions to be complied with, performed or satisfied hereunder at or prior to the Closing Date.

(b)           No stop order suspending the qualification or exemption from qualification of the Notes in any jurisdiction referred to in Section 6(f) hereof shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

(c)           None of the issuance and sale of the Notes pursuant to this Agreement or any of the transactions contemplated by any of the other Transaction Documents shall be enjoined (temporarily or permanently) and no restraining order or other injunctive order shall have been issued; and there shall not have been any legal action, statute, order, rule, regulation, decree or other administrative proceeding enacted, instituted, adopted, issued or threatened against the Company or against any Initial Purchasers relating to the issuance of the Notes or the Initial Purchasers’ activities in connection therewith or any other transactions contemplated by this Agreement or the Offering Memorandum, or the other Transaction Documents.  No action, suit or proceeding shall have been commenced and be pending against or affecting or, to the best of the Company’s knowledge, threatened against, the Company or any Subsidiary before any court or arbitrator or any governmental body, agency or official that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; and no stop order shall have been issued preventing the use of the Preliminary Offering Memorandum, any Additional Written Offering Communication, the Offering Memorandum, or any amendment or supplement thereto.

(d)           Since the respective dates as of which information is given in the Disclosure Package, (i) there shall not have occurred any change, or any development involving a prospective change, in or affecting the general affairs, management, business, condition (financial or other), properties, prospects, results of operations, capital stock, or long-term debt, or a material increase in the short-term debt, of the Company or any of the Subsidiaries, not contemplated by the Disclosure Package and the Offering Memorandum that is, in the sole judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the offering of the Notes on the terms and in the manner contemplated by the Transaction Documents, (ii) no dividend or distribution of any kind shall have been declared, paid or made by the Company or any of the Subsidiaries on any class of its capital stock, other than as disclosed in the Disclosure Package and the Offering Memorandum, (iii) none of the Company or any of the Subsidiaries shall have incurred any liability or obligation, direct or contingent, that is material, individually or in the aggregate, to the Company and the Subsidiaries, taken as a whole, and that is required to be disclosed on a balance sheet or notes thereto in accordance with U.S. GAAP and is not disclosed on the latest balance sheet or notes thereto included in the Disclosure Package and the Offering Memorandum and (iv) there shall not have occurred any event or development relating to or involving the Company or any of the Subsidiaries, or any of their respective officers or directors that makes any statement made in the Disclosure Package or the Offering Memorandum untrue or that, in the opinion of the Company and its counsel or the Initial Purchasers and their counsel, require the making of any addition to or change in the Disclosure Package or the Offering Memorandum in order to state a material fact required by any applicable law, rule or regulation to be stated therein or necessary in order to make the statements made therein not misleading.

(e)           On or after the date hereof (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall there have been any announcement of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible downgrading, or with negative implications, or direction not determined of, any rating of the Company or any securities of the Company (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of the Company or any securities of the Company by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Notes than that on which the Notes were marketed.

(f)           At the Closing Date and after giving effect to the consummation of the transactions contemplated by the Transaction Documents, there exists no Default or Event of Default (as defined in the Indenture).

(g)           The Initial Purchasers shall have received certificates, dated the Closing Date, signed by the chief executive officer and the chief financial officer of the Company, in form and substance satisfactory to the Representative, confirming, as of the Closing Date, the matters set forth in paragraphs (a), (b), (c), (d) and (e) of this Section 10 and that, as of such Closing Date, the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder.

(h)           The Initial Purchasers shall have received a certificate, dated the date hereof and the Closing Date, signed by the chief financial officer of the Company, to the effect set forth in Exhibit B hereto.

(i)           The Initial Purchasers shall have received on the Closing Date:

(i)           an opinion and letter, dated the Closing Date, in form and substance satisfactory to the Initial Purchasers, of Cadwalader, Wickersham & Taft LLP, United States counsel for the Company, to the effect set forth in Exhibit C-1 hereto.

(ii)          an opinion, dated the Closing Date, in form and substance satisfactory to the Initial Purchasers, of Lionel Sawyer & Collins, the State of Nevada counsel for the Company, to the effect set forth in Exhibit C-2 hereto.

(iii)         an opinion, dated the Closing Date, in form and substance satisfactory to the Initial Purchasers, of Maples and Calder, British Virgin Islands counsel for the Company, to the effect set forth in Exhibit C-3 hereto.

(iv)         an opinion, dated the Closing Date, in form and substance satisfactory to the Initial Purchasers, of C&I Partners, PRC counsel for the Company, addressed to the Company with express consent to the release to the Initial Purchasers, to the effect set forth in Exhibit C-4 hereto.

(v)          an opinion, dated the Closing Date, in form and substance satisfactory to the Initial Purchasers, of King & Wood, PRC counsel for the Initial Purchasers.

(vi)         an opinion and letter, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, of Shearman & Sterling LLP, counsel for the Initial Purchasers.

(vii)        an opinion, dated the Closing Date, in form and substance satisfactory to the Initial Purchasers, of Emmet, Marvin & Martin, LLP, counsel for the Trustee.

The opinions described in paragraphs (h)(i) through (h)(iv) above shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein.

(j)           KPMG and Hansen, Barnett & Maxwell, P.C. (the “Auditors”), the independent registered public accounting firms for the Company, shall deliver to the Initial Purchasers: (i) simultaneously with the execution of this Agreement a signed letter from the Auditors addressed to the Initial Purchasers and dated the date of this Agreement, in form and substance reasonably satisfactory to the Representative and counsel for the Initial Purchasers, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to initial purchasers with respect to the financial statements and certain financial information contained in the Preliminary Offering Memorandum, and (ii) on the Closing Date, a signed letter from the Auditors addressed to the Initial Purchasers and dated the date of such Closing Date(s), in form and substance reasonably satisfactory to the Representative and Shearman & Sterling LLP, counsel for the Initial Purchasers, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Offering Memorandum.

(k)           The Initial Purchasers shall have been furnished with such information, certificates and documents, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 10 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

(l)           The Company and the Trustee shall have entered into the Indenture and the Initial Purchasers shall have received counterparts, conformed as executed, thereof and the Notes shall have been duly executed and delivered by the Company, and the Notes shall have been duly authenticated by the Trustee.

(m)          The Notes shall have been approved for trading on The PORTAL Market.

(n)           Each of the Transaction Documents and each other agreement or instrument executed in connection with the transactions contemplated thereby shall be reasonably satisfactory in form and substance to the Initial Purchasers and shall have been executed and delivered by all the respective parties thereto and shall be in full force and effect, and there shall have been no material amendments, alterations, modifications or waivers of any provision thereof since the date of this Agreement.

(o)           All proceedings taken in connection with the issuance of the Notes and the transactions contemplated by this Agreement, the other Transaction Documents and all documents and papers relating thereto shall be reasonably satisfactory to the Initial Purchasers and counsel for the Initial Purchasers.  The Initial Purchasers and counsel for the Initial Purchasers shall have received copies of such papers and documents as they may reasonably request in connection therewith, all in form and substance reasonably satisfactory to them.

(p)           On or prior to the Closing Date, the Initial Purchasers shall have received a lock up agreement substantially in the form attached hereto as Exhibit A signed by the Company’s Officers, Directors and those shareholders listed on Schedule IV hereto.

11.           Initial Purchaser Information.  The Company acknowledge that the names of the Initial Purchasers set forth on the cover page and under the heading “Plan of Distribution” in the Preliminary Offering Memorandum and the Offering Memorandum constitute the only written information relating to the Initial Purchasers furnished to the Company by or on behalf of the Initial Purchasers expressly for use in the Preliminary Offering Memorandum, the Disclosure Package and the Offering Memorandum, for purposes of Sections 2(a), 8(a) and 8(b) hereof (the “Initial Purchaser Information”).

12.           Survival of Representations and Agreements.  The indemnity and contribution provisions contained in Sections 8 and 9 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Initial Purchaser, any person controlling any Initial Purchaser or any affiliate of any Initial Purchaser or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Notes.

13.           Effective Date of Agreement; Termination.

(a)           This Agreement shall become effective upon execution and delivery of a counterpart hereof by each of the parties hereto.

(b)           This Agreement may be terminated in the sole discretion of the Initial Purchasers by notice to the Company from the Representative, without liability (other than with respect to Sections 8 and 9 hereof) on the Initial Purchasers’ part to the Company in the event that the Company has failed, refused or been unable to perform or satisfy any condition on their respective parts to be performed or satisfied hereunder on or prior to the Closing Date, or if:

(i)           there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or in the opinion of the Initial Purchasers, will in the future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets, in the judgment of the Initial Purchasers, inadvisable or impracticable to market the Notes or enforce contracts for the sale of the Notes;

(ii)          there has occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets, in the judgment of the Initial Purchasers, inadvisable or impracticable to market the Notes or enforce contracts for the sale of the Notes;

(iii)         trading in any securities of the Company has been suspended or materially limited on any exchange or in any over-the-counter market;

(iv)         a banking moratorium has been declared by United States federal, New York State, Hong Kong or the PRC authorities or government authorities of other relevant foreign country;

(v)          trading generally has been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, the Hong Kong Stock Exchange or other relevant exchanges; or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by any of said exchanges or by order of the Commission, the Financial Industry Regulatory Authority or other regulatory body or governmental authority having jurisdiction;

(vi)         there has been a material disruption in securities settlement, payment or clearance services in the United States or other relevant jurisdiction;

(vii)        in the judgment of the Initial Purchasers, there has been since the time of the execution of the Purchase Agreement or since the respective dates as of which information is given in the Disclosure Package, any material adverse change in the assets, properties, condition (financial or otherwise), or in the results or operations, business affairs or business prospects or cash flows of the Company and its Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business; or

(viii)       any debt securities of the Company shall have been downgraded or placed on any “watch list” for possible downgrading by any “nationally recognized statistical rating organization” as defined for purposes of Rule 436(g) under the Securities Act.

(c)           If this Agreement shall be terminated by the Initial Purchasers, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Initial Purchasers or such Initial Purchasers as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Initial Purchasers in connection with this Agreement or the offering contemplated hereunder.

14.           Substitution of Initial Purchasers.   If, on the Closing Date, any one or more of the Initial Purchasers shall fail or refuse to purchase Notes that it or they have agreed to purchase hereunder on such date, and the principal amount of Notes which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase is not more than one-tenth of the principal amount of Notes to be purchased on such date, the other Initial Purchasers shall be obligated severally in the proportions that the principal amount of Notes set forth opposite their respective names in Schedule I bears to the principal amount of Notes set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as the Representative may specify, to purchase the Notes which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Notes that any Initial Purchaser has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 14 by an amount in excess of one-ninth of such principal amount of Notes without the written consent of such Initial Purchaser. If, on the Closing Date, any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Notes which it or they have agreed to purchase hereunder on such date and the principal amount of Notes with respect to which such default occurs is more than one-tenth of the principal amount of Notes to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or of the Company. In any such case either the Representative or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Disclosure Package, the Final Memorandum or in any other documents or arrangements may be effected.

15.           Notices.  All communications hereunder shall be in writing and, if sent to the Initial Purchasers, shall be hand-delivered, mailed by first-class mail, couriered by next-day air courier or faxed and confirmed in writing to Morgan Stanley & Co. Incorporated at 1585 Broadway, New York, New York 10036 to the attention of Head of Capital Markets, and with a copy to the Legal Department.  If sent to the Company, shall be mailed, delivered, couriered or faxed and confirmed in writing to ShengdaTech, Inc., Youth Pioneer Park, Tai’an Economic and Technological Development Zone, Tai’an City, Shangdong Province 271000, PRC, Attention:  Xiangzhi Chen, and with a copy to Cadwalader, Wickersham & Taft LLP, 2301 China Central Place Tower 2, No. 79 Jianguo Road, Beijing 100025, PRC, Attention:  Jiannan Zhang, Esq.

16.           Successors.  This Agreement shall inure to the benefit of, and shall be binding upon, the Initial Purchasers, the Company and their respective successors, legal representatives and assigns, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of, or by virtue of, this Agreement or any provision herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company contained in Section 8 hereof shall also be for the benefit of the controlling persons and agents referred to in Sections 8 and 9 hereof and (ii) the indemnities of the Initial Purchasers contained in Section 8 hereof shall also be for the benefit of the directors of the Company, and its officers, employees and agents and any controlling person or persons referred to in Sections 8 and 9 hereof.  No purchaser of Notes from the Initial Purchasers will be deemed a successor, legal representative or assign because of such purchase.

17.           No Waiver; Modifications in Writing.  No failure or delay on the part of the Company or the Initial Purchasers in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Initial Purchasers at law or in equity or otherwise.  No waiver of or consent to any departure by the Company or the Initial Purchasers from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof; provided that notice of any such waiver shall be given to each party hereto as set forth above.  Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and the Initial Purchasers.  Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or the Initial Purchasers from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given.  Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

18.           Entire Agreement.  This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, among the parties hereto with respect to the subject matter hereof.

19.           Applicable Law; Waiver of Jury Trial.  THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  TIME IS OF THE ESSENCE IN THIS AGREEMENT.  The Company irrevocably (a) submits to the jurisdiction of any court of the State of New York or the United State District Court for the Southern District of the State of New York (each a “New York Court”) for the purpose of any suit, action, or other proceeding arising out of this Agreement, or any of the Transaction Documents and the Offering Memorandum (each, a “Proceeding”), (b) agrees that all claims in respect of any Proceeding may be heard and determined in any such court, (c) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (d) agrees not to commence any Proceeding other than in such courts, and (e) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum.  The Company hereby irrevocably designates CT Corporation System Inc, 111 Eighth Avenue, New York, NY 10011 (the “Authorized Agent”) as agent upon whom process against the Company may be served.  THE COMPANY (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THE TRANSACTION DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED BY THE TRANSACTION DOCUMENTS, THE DISCLOSURE PACKAGE AND THE OFFERING MEMORANDUM.

20.           Judgment Currency.  If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the relevant party or parties could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of each party hereto with respect to any sum due from it to any other party hereto or any person controlling any such other party shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such other party or controlling person of any sum in such other currency, and only to the extent that such other party or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such other party or controlling person hereunder, the first-mentioned party agrees as a separate obligation and notwithstanding any such judgment, to indemnify such other party or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such other party or controlling person hereunder, such other party or controlling person agrees to pay to the first-mentioned party an amount equal to the excess of the United States dollars so purchased over the sum originally due to such other party or controlling person hereunder.

21.           Foreign Taxes.  All payments made by the Company under this Agreement will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the PRC or the British Virgin Islands or any political subdivision or any taxing authority thereof or therein unless the Company is or becomes required by law to withhold or deduct such taxes, duties, assessments or other governmental charges.  In such event, the Company shall pay such additional amounts as will result, after such withholding or deduction, in the receipt by the Initial Purchasers and each person controlling the Initial Purchasers, as the case may be, of the amounts that would otherwise have been receivable in respect thereof, except to the extent such taxes, duties, assessments or other governmental charges are imposed or levied by reason of such Initial Purchasers’ or controlling person’s being connected with the PRC or the British Virgin Islands other than by reason of its being an Initial Purchasers or a person controlling an Initial Purchasers under this Agreement.

22.           Contractual Relationship.  The Company acknowledges and agrees that each of the Initial Purchasers has acted and is acting solely in the capacity of a principal in an arm’s length transaction between the Company, on the one hand, and the Initial Purchasers, on the other hand, with respect to the offering of Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor, agent or fiduciary to the Company or any other person.  Additionally, the Company acknowledges and agrees that the Initial Purchasers have not and will not advise the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company has consulted with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Initial Purchasers shall have no responsibility or liability to the Company or any other person with respect thereto, whether arising prior to or after the date hereof.  Any review by the Initial Purchasers of the Company, the transactions contemplated hereby or other matters relating to such transactions have been and will be performed solely for the benefit of the Initial Purchasers and shall not be on behalf of the Company.  The Company agrees that it will not claim that the Initial Purchasers, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary duty to the Company or any other person in connection with any such transaction or the process leading thereto.

23.           Partial Unenforceability.  The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof.

24.           Headings.  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

25.           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.  Delivery of a signed counterpart of this Agreement by facsimile transmission shall constitute valid and sufficient delivery thereof.

[Signature page follows]

Very truly yours,

ShengdaTech, Inc.

By:	Xiangzhi Chen
Name: Xiangzhi Chen
Title: Chairman & CEO

Accepted and agreed to as of
the date first above written:

morgan Stanley & Co. Incorporated

acting on behalf of itself
and as the representative of the several initial
purchasers named in schedule I hereto.

By:	MORGAN STANLEY & CO. INCORPORATED

/s/ John D. Tyree
Name: John D. Tyree
Title: Managing Director

Schedule I

Initial Purchasers

Name	Aggregate Amount of the Notes to be Purchased

Morgan Stanley & Co. Incorporated	$109,200,000
Oppenheimer & Co. Inc.	$13,000,000
Brean Murray, Carret & Co., LLC	$4,550,000
Global Hunter Securities, LLC	$3,250,000

Total	$130,000,000

Schedule II

Subsidiaries

Faith Boom Limited

Shandong Haize Nanomaterials Co., Ltd.

Shaanxi Haize Nanomaterials Co., Ltd.

Shandong Bangsheng Chemical Co., Ltd.

Zibo Jiaze Nanomaterials Co., Ltd.

Anhui Yuanzhong Nanomaterials Co., Ltd.

Schedule III

Pricing term sheet dated December 9, 2010
to Preliminary Offering Memorandum dated December 9, 2010
(the “Preliminary Offering Memorandum”)

ShengdaTech, Inc.
$130,000,000
6.50% Senior Convertible Notes due 2015

The information in this pricing term sheet relates only to the offering of $130,000,000 aggregate principal amount of 6.50% Senior Convertible Notes due 2015 by ShengdaTech, Inc. and should be read together with the Preliminary Offering Memorandum and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum.  Terms used in this pricing term sheet but not defined herein have the respective meanings given to them in the Preliminary Offering Memorandum.

Issuer:	ShengdaTech, Inc.

Ticker/Exchange for Shares:	SDTH/NASDAQ Global Select Market (“NASDAQ”).

Title of Securities:	6.50% Senior Convertible Notes due 2015.

Aggregate Principal Amount Offered:	$130,000,000 aggregate principal amount of notes.

Net Proceeds of the Offering:	Approximately $123.5 million, after deducting the initial purchasers’ discounts and commissions.

Use of Proceeds:
The Issuer intends to use the net proceeds from this offering for the following purposes: (1) approximately $67 million for the repurchase of a portion of the Notes due 2018; and (2) the remainder to finance its NPCC production capacity expansion, research and development activities and other working capital requirements.

Maturity:	The notes will mature on December 15, 2015, unless earlier redeemed or purchased by the Issuer or converted.

Annual Interest Rate:	6.50% per annum.

Interest Payment Dates:	Interest will accrue from December 14, 2010, and will be payable semiannually in arrears on June 15 and December 15 of each year, beginning on June 15, 2011.

Issue Price:	100%, plus accrued interest, if any, from December 14, 2010.

Closing Sale Price per Share:	$5.06 on NASDAQ as of December 9, 2010.

Conversion Premium:	Approximately 20% above the Closing Sale Price.

Initial Conversion Price:	Approximately $6.07 per share.

Initial Conversion Rate:	164.6904 shares per $1,000 principal amount of notes.

Sole Bookrunner:	Morgan Stanley & Co. Incorporated.

Trade Date:	December 10, 2010.

Expected Settlement Date:	December 14, 2010.

CUSIP Number:	823213 AD5.

Adjustment to Conversion Rate Upon a Make-Whole Change of Control:
If and only to the extent a holder elects to convert its notes in connection with a make-whole change in control, the conversion rate will, under certain circumstances, be increased by an additional number of shares that will be determined by reference to the following table:

Common Stock Price ($)

Effective Date	5.06	5.50	6.00	6.50	7.00	7.50	8.00	8.50	9.00	9.50	10.00	12.50	15.00	20.00
12/14/2010	32.9381	31,1284	24.4983	19.4906	15.6349	12.6091	10.1962	8.2523	6.6644	5.3564	4.2787	1.1063	0.0739	0.0000
12/15/2011	32.9381	29.7433	23.1875	18.2889	14.5558	11.6578	9.3746	7.5484	6.0686	4.8592	3.8628	0.9657	0.0512	0.0000
12/15/2012	32.9381	27.1397	20.7863	16.1390	12.6767	10.0451	8.0094	6.4060	5.1204	4.0797	3.2285	0.7679	0.0252	0.0000
12/15/2013	32.9381	25.2572	18.4103	13.6550	10.3131	7.9189	6.1661	4.8481	3.8280	3.0231	2.3748	0.5244	0.0049	0.0000
12/15/2014	32.9381	21.9006	14.1810	9.3397	6.3646	4.5302	3.3696	2.5950	2.0395	1.6171	1.2781	0.2591	0.0000	0.0000
12/15/2015	32.9381	17.1278	1.9763	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact common stock price and effective date may not be set forth in the table, in which case, if the common stock price is between two price amounts in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower common stock price amounts and the two effective dates, as applicable, based on a 365-day year.  If the common stock price:

•	is greater than $20.00 per share, subject to adjustment, the conversion rate will not be increased; and

•	is less than $5.06 per share, subject to adjustment, the conversion rate will not be increased.

Notwithstanding the foregoing, in no event will the conversion rate exceed 197.6285 shares per $1,000 principal amount of notes, subject to adjustments in the same manner as the conversion rate.

This communication is intended for the sole use of the person to whom it is provided by the sender.  This material is confidential and is for your information only and is not intended to be used by anyone other than you.  This information does not purport to be a complete description of the notes or the offering.
This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities nor shall there be any sale of these securities in any state in which such solicitation or sale would be unlawful prior to registration or qualification of these securities under the laws of any such state.

Neither the notes nor any issuable upon conversion of the notes, have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any jurisdiction.  Unless they are registered, the notes and any shares issuable upon conversion of the notes may be offered only in transactions that are exempt from registration under the Securities Act and the securities laws of any other jurisdiction.  Accordingly, the notes are being offered and sold only to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act).  For further details about eligible offerees and resale restrictions, see the section of the Preliminary Offering Memorandum captioned “Transfer Restrictions.”

A copy of the final offering memorandum for the offering of the notes may be obtained by contacting:  Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Syndicate Department.

ANY DISCLAIMER OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED.  SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Schedule IV

Persons Party to Lock Up Agreement

Xiangzhi Chen

Fanying Kong

Anhui Guo

Dongquan Zhang

A. Carl Mudd

Sheldon B. Saidman

Lei Du

Yong Zhao

Gongbo Wang

Zhen Chen

Exhibit A

Form Lock Up Agreement

_____________, 2010

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

As the Representative of the several Initial Purchasers
named in the Purchase Agreement

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. Incorporated (“Morgan Stanley”) proposes to enter into a Purchase Agreement (the “Purchase Agreement”) with ShengdaTech, Inc., a Nevada corporation (the “Company”), providing for the offering (the “Offering”) by the several initial purchasers as set forth in Schedule I of the Purchase Agreement (the “Initial Purchasers”), of $130 million principal amount of 6.5% Senior Convertible Notes due 2015 of the Company (the “Securities”).  The Securities will be convertible into shares of the common stock, $0.00001 par value per share, of the Company (the “Common Stock”).

To induce the Initial Purchasers that may participate in the Offering to continue their efforts in connection with the Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Initial Purchasers, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final offering memorandum relating to the Offering (the “Final Memorandum”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift, or (c) distributions of shares of Common Stock or any security convertible into Common Stock to limited partners or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Initial Purchasers, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Final Memorandum, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

1

If:

(1)           during the last 17 days of the restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2)           prior to the expiration of the restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period;

the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the initial restricted period unless the undersigned requests and receives prior written confirmation from the Company or you that the restrictions imposed by this agreement have expired.

The undersigned understands that the Company and the Initial Purchasers are relying upon this agreement in proceeding toward consummation of the Offering.  The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions.  Any Offering will only be made pursuant to a Purchase Agreement, the terms of which are subject to negotiation between the Company and the Initial Purchasers.

Yours very truly,

Name:

2

Exhibit B

Shengdatech, Inc.

Chief Financial Officer’s Certificate

December 9, 2010

The undersigned, Anhui Guo, does hereby certify that as Chief Financial Officer of ShengdaTech, Inc., a company incorporated in the State of Nevada of the United States (the “Company”) and that in such capacities is duly authorized to execute and deliver this Chief Financial Officer’s Certificate AND HEREBY REPRESENTS AND CERTIFIES ON BEHALF OF THE COMPANY THAT:

The items circled and identified in Annex A to this certificate, which are included in the Preliminary Offering Memorandum, have been derived from the Company's accounting and operating records, and that I have no reason to believe that such data is not in agreement with the data generated from the Company’s accounting and operating records.

Capitalized terms used herein and not otherwise defined have the respective meanings assigned to them in the Purchase Agreement dated as of December 9, 2010 among the Company and the Initial Purchasers.

[END OF PAGE]

1

                      IN WITNESS WHEREOF, I have signed this Chief Financial Officer’s Certificate as of the date first written above.

SHENGDATECH, INC.

Name:	Anhui Guo
Title:	Chief Financial Officer

2

Exhibit C-1

Form of Opinion of Company United States Counsel

Terms not otherwise defined shall have the respective meanings given thereto in the actual opinion of such counsel.

(i)           The Indenture when duly authorized, executed and delivered by the Company, and (assuming the due authorization, execution and delivery of the Indenture by the Trustee) will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and except that the enforcement of rights with respect to provisions purporting to waive or limit rights to trial by jury, oral amendments to written agreements or rights of set-off may be limited by applicable law or considerations of public policy.

(ii)          The Indenture conforms in all material respects with the requirements of the Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

(iii)         The Notes when duly authorized and executed by the Company and when duly authenticated and delivered by the Trustee in the manner contemplated in the Indenture and paid for by, and sold to, the Initial Purchasers pursuant to the Agreement, will be legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and the Registration Rights Agreement, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and will be validly issued and outstanding and entitled to the benefits provided by the Indenture.

(iv)         The Registration Rights Agreement when duly authorized, executed and delivered by the Company (assuming the due authorization, execution and delivery of Registration Rights Agreement by the Initial Purchasers), constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and except that the enforcement of rights with respect to (a) indemnification and contribution obligations and provisions, and (b) purporting to waive or limit rights to trial by jury, oral amendments to written agreements or rights of set-off may be limited by applicable law or considerations of public policy.

1

(v)          The issuance of the notes to be issued by the Company pursuant to the terms of the Registration Rights Agreement in exchange for the Notes (the “Exchange Notes”) when duly authorized by the Company and, when duly executed, authenticated, issued and delivered as contemplated by the Registration Rights Agreement, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and will be validly issued and outstanding and entitled to the benefits provided by the Indenture.

(vi)         The Notes when duly issued and delivered in accordance with the Agreement and the Indenture, the Notes will be convertible at the option of the holder thereof for shares of Common Stock in accordance with the terms of the Notes and the Indenture.

(vii)        Each of the Indenture, the Notes, the Registration Rights Agreement and the Common Stock conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Offering Memorandum (as supplemented by the Supplement dated May 28, 2008).

(viii)       The statements in the Offering Memorandum under the captions, “Benefit Plan Investor Considerations”, “Description of Notes,” and “Plan of Distribution,” insofar as such statements constitute summaries of documents referred to therein or matters of law, are accurate in all material respects.

(ix)          The statements made in the Offering Memorandum under the heading “Taxation - Certain U.S. Federal Income Tax Considerations” to the extent such statements summarize material U.S. federal income tax consequences of the purchase, beneficial ownership and disposition of the Notes and the beneficial ownership and disposition of Common Stock received upon conversion of the Notes to the holders thereof described therein, are correct in all material respects.

(x)           To our knowledge, the Company is not in default in the performance of any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument identified on Schedule A attached hereto, which the Company has represented lists all material agreements and instruments governed by the laws of the State of New York to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of its properties is subject which default would, individually or in the aggregate, have a material adverse effect on the business, properties, assets, results of operation or condition (financial or otherwise) of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(xi)          The execution, delivery and performance by the Company of each of the Transaction Documents to which the Company is a party, and the compliance by the Company with the provisions thereof (a) will not breach or result in a violation of, or default under any indenture, mortgage, deed of trust, agreement or instrument identified on Schedule A attached hereto, and (b) will not violate any Applicable Laws.

2

(xii)         The (a) execution, delivery and performance by the Company of the Transaction Documents to which the Company is a party, and the compliance by the Company with the provisions thereof and the (b) issuance and sale of the Notes, the issuance and delivery of the Exchange Notes and the issuance and delivery of the Common Stock upon conversion of the Notes do not and will not give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or any event which with notice or lapse of time, or both, would constitute a default) under, or require consent or waiver under, or result in the execution or imposition of any lien, charge, claim, security interest or encumbrance upon any properties or assets of the Company pursuant to the terms of, any indenture, mortgage, deed trust, note or other agreement or instrument identified on Schedule A attached hereto, or to our knowledge, any Applicable Law or order of any Governmental Authorities applicable to the Company of which we are aware.

(xiii)        No Governmental Approval is required for the issuance and sale of the Notes, the execution and delivery by the Company of the Transaction Documents to which it is a party, the consummation by the Company of the transactions contemplated thereby or the performance by the Company of their obligations thereunder, except for such as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Notes.

(xiv)        Assuming the accuracy of the representations and warranties in the Agreement and compliance with the terms and provisions of the Indenture, the Registration Rights Agreement and the Agreement, it is not necessary in connection with the offer and sale of the Notes by the Company to the Initial Purchasers or by the Initial Purchasers to the first purchasers of the Notes from the Initial Purchasers under the circumstances contemplated by the Agreement, the Indenture and the Transaction Documents, to register the Notes under the Securities Act of 1933, as amended, and no qualification of the Indenture under the Trust Indenture Act, is required for the offer, sale and initial resale of the Securities by the Initial Purchasers in the manner contemplated by the Agreement.

(xv)         The Offering Memorandum, as of its date and (when read together with the 8-Ks) as of the date hereof, each amendment or supplement thereto dated subsequent to the date of the Offering Memorandum but prior to or as of the date hereof (except for the financial statements and related notes, schedules and other financial data included therein, as to which we express no opinion), as of the date hereof, contains the information specified in, and meets the requirements of, Rule 144A(d)(4) under the Securities Act.

(xvi)        When the Notes are issued and delivered pursuant to the Agreement, no Notes will be of the same class (within the meaning of Rule 144A) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated interdealer quotation system.

(xvii)       The Company is not, and after giving effect to the sale of the Notes and the application of the net proceeds thereof as described in the Disclosure Package and the Offering Memorandum will not be, required to register as an “investment company” under the Investment Company Act and is not and will not be an entity “controlled” by an “investment company” within the meaning of the Investment Company Act.

3

(xviii)      To our knowledge, there are no holders of securities of the Company who, by reason of the execution by the Company of the Agreement or any other Transaction Document to which it is a party or the consummation by the Company of the transactions contemplated thereby, have the right to request or demand that the Company register under the Securities Act securities held by them.

(xix)         Under the laws of the State of New York relating to submission to personal jurisdiction, the Company has, validly and irrevocably submitted to the personal jurisdiction of any state or federal court located in the Borough of Manhattan, The City of New York, New York (each a “New York Court”) in any action arising out of or relating to the Agreement, the Indenture and the Registration Rights Agreement, has, to the extent permitted by law, validly and irrevocably waived objections to the laying of venue and any claim of inconvenient forum as set forth in the Agreement, the Indenture and the Registration Rights Agreement, and has validly and irrevocably appointed CT Corporation System as its authorized agent for the purpose described in the Agreement, the Indenture and the Registration Rights Agreement; and service of process effected on such agent in the manner set forth in the Agreement, the Indenture and the Registration Rights Agreement, will be effective under the laws of the State of New York to confer valid personal jurisdiction over the Company in a New York Court.

4

Exhibit C-2

Form of Opinion of Company State of Nevada Counsel

Terms not otherwise defined shall have the respective meanings given thereto in the actual opinion of such counsel.

(i)          The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada.

(ii)         The Company has all requisite corporate power and authority to own, lease and operate its properties in Nevada and to conduct its business in Nevada as described in the Disclosure Package and Offering Memorandum, to enter into and perform its obligations under the Transaction Documents, and to issue and sell the Notes in accordance with the terms of the Purchase Agreement.

(iii)        The authorized, issued and outstanding common stock of the Company is as set forth in the Disclosure Package and Offering Memorandum under the caption “Capitalization.” All of the outstanding shares of common stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable and, to the best of our knowledge, none of them was issued in violation of any preemptive or other similar right.  The Notes have been duly authorized for issuance and sale in accordance with the Purchase Agreement and, when issued and delivered by the Company pursuant thereto, and upon conversion of the Notes in accordance with the terms of the Purchase Agreement, the Shares will be validly issued, fully paid and nonassessable, and no holder of the Notes or Shares is or will be subject to personal liability solely by reason of being such a holder.  Except as disclosed in the Disclosure Package and Offering Memorandum, there are no preemptive or other rights to subscribe for or to purchase or any restriction upon the voting or transfer of any securities of the Company pursuant to Chapter 78 of the Nevada Revised Statutes, the Company’s Articles of Incorporation or Bylaws or, to the best of our knowledge, any agreements or other instruments to which the Company is a party or by which it is bound. To the best of our knowledge, except as disclosed in the Disclosure Package and Offering Memorandum, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any share of common stock of the Company or any security convertible into, exercisable for, or exchangeable for common stock of the Company. The form of certificate used to evidence the Company's common stock complies in all material respects with all applicable statutory requirements, and with any applicable requirements of the Articles of Incorporation or Bylaws of the Company.  To the best of our knowledge, there are no persons with registration rights or other similar rights to have any securities of the Company registered pursuant to the Offering Memorandum or otherwise registered by the Company under the Securities Act.

(iv)        All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of the Transaction Documents and the issuance and sale of the Notes.  The Transaction Documents have been duly and validly authorized, executed and delivered by the Company.

1

(v)         Neither the execution, delivery and performance of the Transaction Documents by the Company, nor the consummation of any of the transactions contemplated thereby (including, without limitation, the issuance and sale by the Company of the Notes and the issuance of the Shares upon conversion of the Notes) will (a) result in a violation of the Company’s Articles of Incorporation or Bylaws, (b) result in a violation of Nevada law or any rule or regulation that has been issued pursuant to Nevada law by any Nevada governmental agency or body having jurisdiction over the Company, or (c) to the best of our knowledge, give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a breach of or default (or any event which with notice or lapse of time, or both, would constitute a default) under, or require consent or waiver under, or result in the execution or imposition of any lien, charge, claim, security interest or encumbrance upon any properties or assets of the Company pursuant to the terms of, any indenture, mortgage, deed of trust, note or other agreement or instrument of which we are aware and to which the Company is a party or by which it or any of its assets or properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation, domestic or foreign, of which we are aware.

(vi)        No consent, approval, authorization, license, registration, qualification or order of any court, governmental agency or regulatory body of the State of Nevada is required for the due authorization, execution, delivery or performance of the Transaction Documents by the Company or the consummation of the transactions contemplated thereby.

(vii)       To the best of our knowledge, there is no action, suit, proceeding or other investigation, before any court or before or by any public body or board of the State of Nevada pending or threatened against, or involving the assets, properties or businesses of the Company.

(viii)      The statements in the Offering Memorandum under the captions “Description of Notes” and “Description of Capital Stock” are accurate in all material respects and accurately present the information contained therein with respect to the Notes and the Company's capital stock.

2

Exhibit C-3

Form of Opinion of Company British Virgin Islands Counsel

Terms not otherwise defined shall have the respective meanings given thereto in the actual opinion of such counsel.

(i)           The Company is a company limited by shares registered under the BVI Business Companies Act, 2004, as amended (the “Act”), in good standing at the Registry of Corporate Affairs and validly existing under the laws of the British Virgin Islands, with full corporate power and authority to carry on its business in accordance with its memorandum and articles of association, and possesses the capacity to sue and be sued in its own name.

(ii)          Based solely on our inspection of the High Court Registry from the date of incorporation of the Company there were no actions or petitions pending against the Company in the High Court of the British Virgin Islands as at the time of our searches on ____________ 2010.

(iii)         On the basis of our searches conducted at the Registry of Corporate Affairs and at the High Court Registry, no currently valid order or resolution for the winding-up of the Company and no current notice of appointment of a receiver over the Company, or any of its assets, appears on the records maintained in respect of the Company.  It is a requirement that notice of appointment of a receiver made under section 118 of the Insolvency Act 2003 be registered with the Registry of Corporate Affairs under section 118 of the Insolvency Act 2003.  However, it should be noted that there is no mechanism to file with the Registry of Corporate Affairs notice of an appointment of a receiver made under foreign legislation.  In addition we refer you to the Registered Agent's Certificate that states that the registered agent is not aware that any liquidation, dissolution or insolvency proceedings have been commenced against the Company or that a receiver has been appointed over the Company or any of its assets.

(iv)         On the basis of our search conducted at the Registry of Corporate Affairs, no register of mortgages, charges and other encumbrances was filed by the Company pursuant to section 111A of the International Business Companies Act, 1984 (the "IBC Act") prior to its re-registration under the Act.  Furthermore, no charge created by the Company has been registered pursuant to section 163 of the Act.  We also refer you to the Registered Agent's Certificate that states that the Company did not and does not maintain a register of mortgages, charges and other encumbrances pursuant to section 70A(2) of the IBC Act and that no entries have been made on the Company's register of charges maintained pursuant to section 162 of the Act.

(v)          The Company is authorised to issue a maximum of 20,000,000 shares with a par value of US$0.01 each.

(vi)         Based solely on our review of the Register of Members and the Registered Agent's Certificate, the Company has _______ shares in issue and the registered holder of such shares is ShengdaTech, Inc.

1

(vii)        Subject to the Company’s memorandum and articles of association, all dividends and other distributions in respect of the issued shares in the Company may under the current laws and regulations of the British Virgin Islands be paid to its registered member(s), and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the British Virgin Islands and are otherwise free and clear of any other tax, withholding or deduction in the British Virgin Islands, and do not require any authorisation from any governmental authorities or agencies or other official bodies in the British Virgin Islands.

(viii)       There is no exchange control legislation under the laws of the British Virgin Islands and accordingly there are no exchange control regulations imposed under the laws of the British Virgin Islands.  Dividends and distributions paid in respect of the Company's shares are freely transferable out of the British Virgin Islands.

2

Exhibit C-4

Form of Opinion of Company PRC Counsel

Terms not otherwise defined shall have the respective meanings given thereto in the actual opinion of such counsel.

(i)           Each of Shandong Haize Nanomaterials Co., Ltd., Shandong Bangsheng Chemical Co., Ltd., Shaanxi Haize Nanomaterials Co., Ltd., Zibo Jiaze Nanomaterials Co., Ltd. and Anhui Yuanzhong Nanomaterials  Co., Ltd. (each, a “PRC Subsidiary” and together, the “PRC Subsidiaries”) has been duly organized and is validly existing as a wholly foreign owned limited liability enterprise with legal person status under PRC laws.

(ii)          Each of the PRC Subsidiaries has the full power (corporate and other) and authority to own, lease and operate its assets and to conduct its business in the manner presently conducted as described in the Disclosure Package and the Offering Memorandum.

(iii)         All of the registered capital of each PRC Subsidiary is fully paid and is owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities, mortgages, pledges, claims.  The liability of the Company in respect of equity interests in each PRC Subsidiary is limited to its investments therein.  None of the outstanding equity interest in any PRC Subsidiary was issued in violation of any preemptive rights, resale rights, rights of first refusal or similar rights of any of its security holder.  No options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in any of the PRC Subsidiaries are outstanding.  Each PRC Subsidiary has obtained all approvals, authorizations, consents and orders, and has made all filings, which are required under PRC law and regulations for the ownership of interest by the Company of its equity interest in the PRC Subsidiaries.

(iv)         The articles of association, the business licenses and other constitutive documents of the PRC Subsidiaries comply with the requirements of the PRC laws and regulations and are in full force and effect.

(v)          Each PRC Subsidiary has all necessary licenses, consents, approvals, orders, licenses, consents, authorizations, orders, certificates, authorizations or permits (the “Approvals”) of and from, and has made all filings with, all appropriate national, provincial, municipal local regulatory agencies or bodies in the PRC (the “Governmental Authorities”) to (A) own, lease, license and use its properties, assets and conduct its business in the manner described in the Disclosure Package and the Offering Memorandum, (B) conduct its business as presently conducted, and (C) use the proceeds to be received by the Company from the Offering contemplated by the Disclosure Package and the Offering Memorandum (including any transfer to and application of proceeds by an PRC Subsidiary), without restriction.  Such Approvals are in full force and effect and contain no restrictions or conditions not described in the Disclosure Package and the Offering Memorandum.  No violation exists in respect of any such Approvals and no such Approvals are subject to suspension, revocation or withdrawal.  Each PRC Subsidiary is in compliance with the provisions of all such Approvals in all material respects and there are no circumstances existing which might lead to modification, suspension or revocation of any such Approvals.

1

(vi)         The ownership structure of the Company and the PRC Subsidiaries, individually or in the aggregate, is in compliance with the PRC laws.

(vii)        No steps have been or are being taken and no order or resolution has been made or passed to appoint a receiver, liquidator or similar officer of, or to wind up or dissolve, any PRC Subsidiary.  No meeting has been convened and no order, petition or resolution has been passed for the winding-up, amalgamation, reconstruction, reorganization, administration, dissolution, liquidation, merger or consolidation or analogous procedure of any PRC Subsidiary, no notice of appointment in respect of any PRC Subsidiary of a liquidator, receiver, administrator, trustee, custodian or other similar officer has been served and no such steps are intended and no steps have been or are going to be taken for the suspension, revocation or cancellation of any of their respective business licenses or articles of association, as applicable as of the date hereof in respect of or by any PRC Subsidiary.

(viii)       Each PRC Subsidiary has taken all necessary steps to comply with, and to ensure compliance by all of the Company’s direct or indirect shareholders and option holders who are PRC residents with any applicable State Administration for Foreign Exchange (the “SAFE”) Rules and Regulations, including without limitation, requiring each shareholder and option holder that is, or is directly or indirectly owned or controlled by, a PRC resident to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

(ix)          According to “Provisions Regarding Mergers and Acquisitions of Domestic Enterprises by Foreign Investors”(the “New M&A Rule”), issued by  the Ministry of Commerce, the State-owned Assets Supervision and Administration Commission, the State Administration of Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission (“CSRC”), and SAFE on August 8, 2006, offshore special purpose vehicles, or SPVs, formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC individuals are required to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange.  The CSRC approval requirement applies to SPVs that acquired equity interests in PRC companies through share swaps and using cash.  On September 21, 2006, pursuant to the New M&A Rule and other PRC laws and regulations, the CSRC, in its official website, promulgated relevant guidance with respect to the issues of listing and trading of domestic enterprises securities on overseas stock exchanges, including a list of application materials with respect to the listing on overseas stock exchanges by SPVs.  Based on our understanding of the current PRC laws, rules and regulations and the New M&A Rule, the new regulation does not require that the Company obtain prior CSRC approval for the listing and trading of its shares of common stock on the NASDAQ Capital Select Market, because the Company had completed its reorganization under which the equity interests in the PRC Subsidiaries were transferred to the Company prior to September 8, 2006,  and has received all necessary approvals from PRC regulatory authorities for the acquisition prior to September 8, 2006, the effective date of the New M&A Rule.

2

(x)           Subject to the requirements that the Company’s shareholders or ultimate equity investors of shareholders who are qualified PRC residents shall comply with foreign investment registration requirements under the relevant PRC laws and regulations, all dividends and other distributions declared and payable upon the equity interests in the PRC Subsidiaries may under the current PRC laws and regulations of the PRC be paid to the Company in Renminbi that may be converted into U.S. dollars and freely transferred out of the PRC, and all such dividends and other distributions are not and will not be subject to withholding or other taxes under the laws and regulations of the PRC and are otherwise free and clear of any other tax, withholding or deduction in the PRC, and may be so paid without the necessity of obtaining any Approvals or registration, clearance or qualification of or with any governmental authority, agency or body, any self-regulatory organization or any court or other tribunal in the PRC.

(xi)          Each PRC Subsidiary has full power, authority and legal right to enter into, execute, assume, deliver and perform its obligations under each of the contracts disclosed in the Disclosure Package and the Offering Memorandum, to which it is a party (collectively, the “Disclosed Contracts”) and has duly authorized, executed and delivered each of the Disclosed Contracts, and such obligations constitute valid, legal and binding obligations enforceable against such PRC Subsidiary in accordance with the terms of each of the Disclosed Contracts.  Each PRC Subsidiary has not sent or received any communication regarding termination of, or intent not to renew, any of the Disclosed Contracts, and no such termination or non-renewal has been threatened by any PRC Subsidiary or any other party to any such contract or agreement.

(xii)         Each of the Disclosed Contracts and the transactions contemplated thereby are legal, valid, enforceable and admissible as evidence under the PRC laws and regulations and is binding on the persons expressed to be parties thereto.

(xiii)        None of the Disclosed Contracts or the transactions contemplated thereby, taken both individually and together as a whole, has resulted in or results in the creation or imposition of any lien, charge, encumbrance or claim pursuant to any instrument or agreement to which any of the relevant PRC Subsidiaries or any of their respective properties or assets was or is bound.

(xiv)        The execution and delivery by each PRC Subsidiary of, and the performance by each PRC Subsidiary of its obligations under, the Disclosed Contracts will not contravene (A) any provision of the applicable PRC laws, regulations or rules, or any decree, judgment or order of any court of the PRC; (B) the articles of association  of any PRC Subsidiary; or (C) any agreement or other instrument binding upon any PRC Subsidiary, or any judgment, order or decree of any governmental body, agency or court in the PRC having jurisdiction over any PRC Subsidiary, and no consent, approval, authorization or order of, or qualification with, any PRC governmental body or agency is required for the performance by any PRC Subsidiary of its obligations and the transactions contemplated under the Disclosed Contracts.

(xv)         The choice of PRC laws as the governing law in each Disclosed Contract is a valid choice of governing law and will be binding on the parties to the relevant Disclosed Contract.  None of the PRC Subsidiaries is in breach or default in the performance of any of the terms or provisions of such Disclosed Contract, and none of the Disclosed Contract has been amended or revoked or is liable to be set aside under any applicable PRC laws.

(xvi)        The indemnification and contribution provisions set forth in the Transaction Documents do not contravene the public interest or laws of the PRC.

3

(xvii)       The irrevocable submission of the Company to the jurisdiction of any New York Court, the waiver by the Company of any objection to the venue of a proceeding in a New York Court, the waiver and agreement not to plead an inconvenient forum, the waiver of sovereign immunity and the agreement of the Company that the Transaction Documents shall be construed in accordance with and governed by the laws of the State of New York are legal, valid and binding under the laws of the PRC and will be respected by PRC courts; service of process effected in the manner set forth in the Transaction Documents will be effective, insofar as PRC law is concerned, to confer valid personal jurisdiction over the Company; and any judgment obtained in a New York Court or arbitration award arising out of or in relation to the obligations of the Company under the Transaction Documents will be recognized and enforceable in PRC courts.

(xviii)      Neither the Company, nor any of the PRC Subsidiaries is in breach or violation of or in default, as the case may be, (A) any provision of the applicable PRC laws, regulations or rules, or any decree, judgment or order of any court of the PRC applicable to the Company or any PRC Subsidiary, (B) any Approval granted by any Governmental Authorities or (C) (in the case of the PRC Subsidiaries) its respective articles of association, business license or any other constitutive documents.

(xix)         Neither the Company nor any of the PRC Subsidiaries is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in (A) any indenture, mortgage, deed of trust, loan agreement or other evidence of indebtedness governed by PRC laws or (B) any license, lease, contract or other agreement or instrument governed by PRC laws to which the Company or any PRC Subsidiary is a party or by which any of them is bound or to which any of their respective properties or assets is subject.

(xx)          There are no legal, governmental, administrative or arbitrative proceedings before any court of the PRC or before or by any Governmental Authority of the PRC pending or threatened to which any of the Company or the PRC Subsidiaries is a party or to which any of the properties of the Company or the PRC Subsidiaries is subject.

(xxi)         Each of the PRC Subsidiaries owns or leases all such properties as are necessary to conduct its business operations.  Each of the PRC Subsidiaries has (A) good and marketable title, in each case free and clear of all liens, encumbrances and defects, and has obtained proper and valid land use rights certificates, in respect of all the land held by such PRC Subsidiary, (B) good and marketable title, in each case free and clear of all liens, encumbrances and defects, and have obtained proper and valid title certificates, in respect of all the buildings owned or held by such PRC Subsidiary, and (C) valid, subsisting and enforceable leases, in each case free of all liens, encumbrances, third parties rights or other defects, in respect of all land and buildings held under lease by such PRC Subsidiary.

(xxii)        The mining rights of each mine operated by the PRC Subsidiaries are free from any liens, encumbrances, third parties rights or other defects; there is no claim against the PRC Subsidiaries in respect of the mining rights of each mine and, there is no ground for the unilateral termination by the PRC government of the mining rights of any of such mines prior to the expiry of the term of its mining permit; and there would be no material legal impediment to renew the mining rights of each of such mines upon the expiry of the term of such mining permit.

4

(xxiii)       The PRC Subsidiaries own or have valid licenses in full force and effect or otherwise have the legal right to use, or can acquire on reasonable terms, all material copyrights, patents, patent rights, inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and domain names (the “Intellectual Property”) currently employed by them in connection with the business currently operated by them as described in the Disclosure Package and the Offering Memorandum, and none of the PRC Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing.

(xxiv)       (A) There are no third parties who have or will be able to establish rights to any Intellectual Property except for, and to the extent of, the ownership rights of the owners of the Intellectual Property which the Disclosure Package and the Offering Memorandum disclose as licensed to any PRC Subsidiary; (B) there is no infringement by third parties of any Intellectual Property; (C) no Intellectual Property of the PRC Subsidiaries is subject to any outstanding decree, order, injunction, judgment or ruling restricting the use of such Intellectual Property; (D) the PRC Subsidiaries have complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to any of them and all such agreements are in full force and effect; and (E) no employee of the PRC Subsidiaries is in  violation of any term of any patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, non-disclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee's employment with  the PRC Subsidiaries or actions undertaken by the employee while employed with  the PRC Subsidiaries.

(xxv)        There are no outstanding guarantees or contingent payment obligations of the PRC Subsidiaries in respect of indebtedness of third parties.

(xxvi)       (A) Each of the PRC Subsidiaries is in compliance with and is not in breach of any applicable rules, regulations, statutes and subordinate legislation and other national, state and local laws, insofar as they relate to the protection of human health and safety and the environment from hazardous or toxic substances, wastes, pollutants or contaminants (“Environmental and Safety Laws”); (B) each of the PRC Subsidiaries has received and is in compliance with all permits, licenses or other approvals required of them under applicable Environmental and Safety Laws to conduct their respective businesses; (C) each of the PRC Subsidiaries has not received notice of any actual or potential liability (including, without limitation, administrative regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigation or proceeding against any of the PRC Subsidiaries) under any Environmental and Safety Law; and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remedial measures, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting any of the PRC Subsidiaries relating to hazardous material (including, without limitation, any hazardous or toxic substances, chemicals, petroleum, petroleum products, pollutants or contaminants).

(xxvii)      There is no pending or threatened PRC regulatory, administrative or other governmental initiative that, if implemented or adopted in the manner proposed or contemplated, would have a material adverse effect on the operations of any PRC Subsidiary in the PRC in the manner presently conducted or as disclosed in the Disclosure Package and the Offering Memorandum.

5

(xxviii)     No labor dispute, work stoppage, slow down or other conflict with the employees of any of the PRC Subsidiaries exists or is imminent or threatened.

(xxix)        (A) The PRC tax laws and regulations applicable to the activities of the PRC Subsidiaries in the PRC are assessed or apply to the PRC Subsidiaries in substantially the same manner as are currently applicable to any company incorporated under the PRC Company Law engaged in the same business as the Company in the PRC; (B) there are no material PRC fees or taxes that are or will become applicable to any of the PRC Subsidiaries as a consequence of the reorganization or the Offering that have not been disclosed in the Disclosure Package and the Offering Memorandum; and (C) all returns, reports or filings which ought to have been made by or in respect of the PRC Subsidiaries for taxation purposes as required by the law of the PRC have been made and all such returns are correct and on a proper basis in all material respects and are not the subject of any dispute with the relevant tax, revenue or other appropriate authorities.  All taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such authorities have been paid in full; and the PRC Subsidiaries have not committed any breach of the relevant PRC tax laws and regulations.  All national, provincial and local tax waivers, tax relief, concession and preferential treatment are valid, binding and enforceable and do not violate any provision of PRC laws.

(xxx)         Each PRC Subsidiary is not prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on its capital stock, from repaying to the Company any loans or advances to it from the Company or from transferring any of its property or assets to the Company or any other subsidiaries of the Company.

(xxxi)        Neither the Company nor any of the PRC Subsidiaries has any financial obligation to the PRC government or National Council for Social Security Fund in connection with the Offering as contemplated by the Disclosure Package and the Offering Memorandum.  Subject to applicable PRC statutory requirements, the PRC Subsidiaries have no other material legal obligations to provide housing benefits or retirement benefits, death or disability benefits (or other actual or contingent employee benefits or perquisites) to any present or past employee, whether permanent or temporary, of the PRC Subsidiaries.

(xxxii)       The application of the net proceeds to be received by the Company from the Offering as contemplated by the Disclosure Package and the Offering Memorandum will not contravene, breach or violate (A) any provision of applicable PRC laws, rules or regulations, (B) any articles of association, other constitutive documents or business licenses of any PRC Subsidiary, (C) any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the PRC Subsidiaries  is a party or bound or to which their property is subject, or (D) any judgment, order or decree of any governmental body, agency or court in the PRC having jurisdiction over the Company or any PRC Subsidiary, or (E) result in the imposition of any lien, charge or encumbrance upon any property or assets of any of the PRC Subsidiaries.

6

(xxxiii)      The issue and sale of the Notes by the Company, the execution and delivery by the Company or the Trustee of, and the performance by the Company or the Trustee of its obligations under, the Transaction Documents and the issuance of the shares of the Common Stock upon conversion of the Notes as set forth in the Transaction Documents will not contravene (A) any provision of applicable law, statute, order, rule or regulation of the PRC, (B) any provision of the articles of association, by-laws, business license or  other constituent documents of any PRC Subsidiary, (C) any judgment, order or decree of any governmental body, agency or court of the PRC having jurisdiction over any PRC Subsidiary, or (D) any agreement or other instrument binding upon any PRC Subsidiary.  No consent, approval, authorization or order of, or qualification with, any PRC governmental body or agency is required for the issue and sale of the Notes by the Company, the performance by the Company or the Trustee of its obligations under the Transaction Documents and the issuance of the shares of the Common Stock upon conversion of the Notes as set forth in the Transaction Documents.

(xxxiv)      The entering into and performance or enforcement of the Transaction Documents in accordance with their respective terms will not subject any of the Initial Purchasers or the Trustee to any requirement to be licensed or otherwise qualified to do business in the PRC, nor will any Initial Purchaser or the Trustee be deemed to be resident, domiciled, carrying on business through an establishment or place in the PRC or in breach of any laws or regulations in the PRC by reason of the entering into, performance or enforcement of the Transaction Documents.

(xxxv)       It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Transaction Documents that any such document be filed, recorded or enrolled with any governmental department, agency or other authority in the PRC.

(xxxvi)      There are no reporting obligations under PRC law on non-PRC holders of the Notes of the Company or the shares of the Common Stock upon conversion of the Notes.

(xxxvii)     As a matter of PRC law, neither the Company, the Trustee nor any holder of the Notes or the shares of the Common Stock upon conversion of the Notes will be subject to any personal liability, or be subject to a requirement to be licensed or otherwise qualified to do business or be deemed domiciled or resident in the PRC, by virtue only of holding such Notes, the shares of the Common Stock upon conversion or of the Company’s holding shares of capital stock of, or equity interest in, the PRC Subsidiaries.  There are no limitations under the PRC law on the rights of the Company to hold, vote or transfer its shares of capital stock of, or equity interest in, the PRC Subsidiaries held directly or indirectly by the Company, or on the rights of the holders of the Notes or the shares of the Common Stock upon conversion of the Notes to hold, vote or transfer their securities nor any statutory pre-emptive rights or transfer restrictions applicable to the shares of the Common Stock or the Notes.

(xxxviii)    No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Initial Purchasers to the government of the PRC or to any political subdivision or taxing authority thereof in connection with (A) the execution or delivery of the Transaction Documents or the performance by any of the parties of their respective obligations thereof, or the enforcement or admissibility in evidence of the Transaction Documents, (B) the issuance, sale or delivery of the Notes to the Initial Purchasers, (C) the subsequent sale and delivery of the Notes outside of the PRC by the Initial Purchasers thereof or (D) the issuance of the shares of the Common Stock upon conversion of the Notes.

7

(xxxix)       The choice of law provisions set forth in the Transaction Documents will be recognized by PRC courts; each of the Company and the PRC Subsidiaries can sue and be sued in its own name under the laws of the PRC.

(xl)            Service of process effected in the manner set forth in the Transaction Documents will be effective to confer jurisdiction over the PRC Subsidiaries, assets and property of the Company in the PRC, subject to compliance with relevant civil procedural requirements in the PRC, and any judgment obtained in a New York Court arising out of or in relation to the obligations of the PRC Subsidiaries under the Transaction Documents will be recognized by PRC courts and enforceable against the Company and the PRC Subsidiaries in PRC courts, subject to compliance with relevant civil procedural requirements in the PRC.

(xli)           Neither the Company, or the PRC Subsidiaries nor any of their respective properties, assets or revenues has any right of immunity under PRC laws, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any PRC court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Transaction Documents.

(xlii)           The Transaction Documents are in proper legal form under PRC law for the enforcement thereof under PRC law against the Company, subject to compliance with relevant civil procedural requirements; so far as matters of PRC law are concerned, constitutes the legal, valid and binding obligations of the Company, enforceable in accordance with the terms therein; and to ensure the legality, validity, enforceability or admissibility in evidence of the Transaction Documents in the PRC, it is not necessary that such document be filed or recorded with any court or other authority in the PRC or that any stamp or similar tax be paid on or in respect of such document.

(xliii)          (A) The Disclosure Package (except for the financial statements and financial schedules and other financial data included therein, as to which we need not express any belief) as of the Applicable Time or as of the date hereof did not or does not contain any untrue statement of a material fact or did not or does not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (B) the Offering Memorandum (except for the financial statements and financial schedules and other financial data included therein, as to which we need not express any belief) as of its date or as amended or supplemented, if applicable, as of its date or the date hereof did not or does not contain any untrue statement of a material fact or did not or does not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(xliv)          The Statements in the Disclosure Package and the Offering Memorandum under “Risk Factors”, “Dividend Policy”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Business”, “Taxation” and “Management” insofar as they purport to describe the provisions of PRC laws and documents referred to therein, are accurate, complete and fair summaries thereof.  All matters of PRC law and practice relating to the Company and the PRC Subsidiaries and their respective businesses and other statements with respect to or involving PRC law set forth in the Disclosure Package and the Offering Memorandum are correctly set forth therein, and nothing has been omitted from such statements which would make the same misleading in any material respect.

8